SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2011

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike, Rockville, MD

(Address of principal executive offices) (Zip Code)

(301) 287-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 13, 2011, Diana Bourke notified EDGAR Online, Inc. (the “Registrant”) that she is voluntarily resigning from her position as Chief Operations Officer of the Registrant effective immediately. Ms. Bourke will remain with the Company as she transitions her duties until August 15, 2011.

David Price, currently the Chief Financial Officer of the Registrant, has also been named Chief Operating Officer, effective May 13, 2011. Mr. Price has served as Chief Financial Officer of the Registrant since July 6, 2010. The compensatory and other material terms of Mr. Price’s employment agreement with the Registrant, dated June 25, 2010, will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011	EDGAR ONLINE, INC.

/s/ David J. Price
David J. Price
Chief Financial Officer and Chief Operating Officer

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.